Exhibit 4.5

Execution Copy

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

among

BEIJING JADEBIRD IT EDUCATION COMPANY, LIMITED

and

POWER STEP GROUP LIMITED

and

SMART AIM INTERNATIONAL LIMITED

and

GREAT THRIVE INTERNATIONAL LIMITED

and

FAVOR GAIN INVESTMENTS LIMITED

and

CRESCENT JADE LIMITED

and

SUPERWAY ENTERPRISES LIMITED

and

SOLID GAIN GROUP LIMITED

and

APTECH LIMITED

and

APTECH INVESTMENT ENHANCERS LIMITED

and

SBI-BDJB EDUCATION LIMITED

Dated as of June 25, 2009

THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of June 25, 2009, is made by and among (i) Beijing Jadebird IT Education Company, Limited, an exempted company incorporated and validly existing with limited liability under the laws of the Cayman Islands (the “Company”) (ii) Crescent Jade Limited, an exempted company incorporated and validly existing under the laws of the Cayman Islands (“Crescent Jade”), (iii) Power Step Group Limited, Smart Aim International Limited, Great Thrive International Limited and Favor Gain Investments Limited, all of which are companies organized under the laws of the British Virgin Islands (the “BVI Companies”), (iv) Superway Enterprises Limited, a company organized under the laws of the British Virgin Islands (“Superway Enterprises”), (v) Solid Gain Group Limited, a company organized under the laws of the British Virgin Islands (“Solid Gain,”), (vi) Aptech Limited, a company incorporated and validly existing under the laws of the Republic of India (with its directly and indirectly wholly-owned subsidiaries, “Aptech”), (vii) Aptech Investment Enhancers Limited, a company organized under the laws of the Republic of Mauritius (“MCO2”), and (viii) SBI-BDJB Education Limited, a company organized under the laws of the Cayman Islands (“SBI,” and collectively with Crescent Jade, the BVI Companies, Superway Enterprises, Solid Gain and SBI, the “Shareholders”).

RECITALS

A. As of the date hereof, the Shareholders hold Ordinary Shares issued by the Company; and

B. The Company, the Shareholders and Aptech entered into a Third Amended and Restated Shareholders Agreement, dated as of June 25, 2009 (the “Shareholders Agreement”), regarding the management of the Company, the transfer of the Shares of the Company and certain other rights and obligations of the parties thereof as set forth therein;

C. The Company, Crescent Jade and the BVI Companies entered into a registration rights agreement, effective as of June 16, 2007 (the “Original Agreement”), which provides for certain registration rights of Crescent Jade and the BVI Companies; and

D. The Company, Crescent Jade, the BVI Companies, Arbo International Limited (“Arbo”), Solid Gain and Aptech entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”) dated as of January 22, 2009, which was to become effective upon the completion of the Roll-up Transaction (defined below).

E. The Company, Crescent Jade, the BVI Companies, Arbo Superway Enterprises, Solid Gain, Aptech and MCO2 entered into a second amended and restated registration rights agreement (the “Second Amended and Restated Registration Rights Agreement”) dated as of March 26, 2009, which became effective on May 29, 2009 and superseded the Original Agreement and the Amended and Restated Registration Rights Agreement.

F. The Parties desire to (i) add SBI as a party to the Second Amended and Restated Shareholders Agreement and (ii) amend and restate the Second Amended and Restated Registration Rights Agreement in certain other respects.

NOW THEREFORE, the Parties hereby agree to amend and restate the Second Amended and Restated Registration Rights Agreement, as provided in this Agreement and, upon the execution of this Agreement, the Second Amended and Restated Registration Rights Agreement will terminate and be superseded in its entirety by this Agreement. In consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person (including any Subsidiary) and “Affiliates” and “Affiliated” shall have correlative meanings. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “Controlling”, “Controlled by” and “under common Control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“BJB” means Beijing Jade Bird Educational Information Technology Co., Ltd.

“Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.

“Board” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in any of the following: the PRC, the Hong Kong Special Administrative Region or the City of New York.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble to this Agreement.

“Demand Registration” has the meaning set forth in Section 3.1 of this Agreement.

“Damages” has the meaning set forth in Section 8.1 of this Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Exchange Shares” means Shares issued or to be issued to Superway Enterprises, 14 individuals or any other Persons in exchange for equity interests in BJB.

“FINRA” means the Financial Industry Regulatory Authority in the United States.

“Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Governmental or Regulatory Authority” means any applicable State, federal provincial, county and local court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which a Person conducts business or operations.

“Holder” means each of the Shareholders and any other holder of Registrable Securities (including any Permitted Transferees of any Shareholder entitled to the rights, and bound by the obligations under this Agreement, in accordance with Section 6.1).

“Initial Public Offering” means the first Public Offering of Equity Securities of a Person upon the consummation of which such securities are listed on an internationally recognized securities exchange.

“Initiating Holder” has the meaning set forth in Section 3.1 of this Agreement.

“Ordinary Shares” means the ordinary shares of the Company, par value US$0.000125 per share.

“Parties” means collectively Crescent Jade, the BVI Companies, Superway Enterprises, Solid Gain, Aptech, MCO2, SBI and the Company. Each of the Parties shall be referred to as a “Party.”

“Permitted Transferee” means the following: (a) with respect to Crescent Jade, (i) a Crescent Jade shareholder of record as of December 28, 2008 or a company wholly owned by a Crescent Jade shareholder of record as of December 28, 2008 or (ii) a subsidiary directly wholly owned by Crescent Jade; (b) with respect to each BVI Company, any successor to such BVI Company, any shareholder of such BVI Company and any fund, collective investment scheme, trust, partnership, including without limitation, any co-investment partnership, special purpose or other vehicle or any Subsidiary or Affiliate of any of the foregoing, which was established by or is owned, administered or Controlled by such BVI Company or any of its direct or indirect Subsidiaries shall be a Permitted Transferee if the shares are distributed by such BVI Company to such entity without consideration and that such distributions do not represent an increase or decrease in such entity’s underlying interest in the shares of the Company via such entity’s ownership in such BVI Company prior to such distribution; (c) with respect to Superway Enterprises, any directly or indirectly wholly owned Subsidiary of Superway Enterprises; (d) with respect to Solid Gain, (i) a Solid Gain shareholder of record as of December 28, 2008, or a company wholly owned by a Solid Gain shareholder of record as of December 28, 2008 or (ii) a Subsidiary directly wholly owned by Solid Gain; (e) with respect to MCO2, Aptech or any directly or indirectly wholly owned Subsidiary of MCO2; (f) with respect to SBI, any directly or indirectly wholly owned Subsidiary of SBI; (g) with respect to any Holder, the purchaser of Registrable Securities in a sale thereof exempt from the registration requirements of the Securities Act, which sale shall not occur before the Company completes its Initial Public Offering, provided that this clause (g) shall apply only to sales made not less than six (6) months subsequent to the date hereof; and (h) notwithstanding any of the foregoing in (a) to (f) above, a Permitted Transferee (other than Aptech) shall not be a publicly listed company.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“PRC” or “China” means the People’s Republic of China, but solely for the purposes of this Agreement excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, any free-writing prospectus, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means, in the case of an offering in the United States, an underwritten public offering of Equity Securities of a Person pursuant to an effective registration statement under the Securities Act, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of Equity Securities of a Person in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.

“Qualified IPO” means an Initial Public Offering of Ordinary Shares which satisfies the following requirements: (i) an underwritten Initial Public Offering on the main board, where applicable, of one or more of the following internationally recognized exchanges: the New York Stock Exchange, the NASDAQ Global Market, the Hong Kong Stock Exchange, the Frankfurt Stock Exchange and the London Stock Exchange; (ii) the public float following such an offering shall equal or exceed 10% of the proposed market capitalization of the Company; (iii) Ordinary Shares of the Company shall be widely distributed and meet all requirements of the relevant exchanges; and (iv) the offering size of the Initial Public Offering is at least US$50 million.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing.

“Registrable Securities” means (i) Ordinary Shares issued and allotted to, or beneficially owned by, a Holder, (ii) Ordinary Shares or any other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Ordinary Shares of a Holder, (iii) all other Ordinary Shares which may be from time to time acquired by a Holder after the date hereof, and (iv) the Exchange Shares.

“Registration Expenses” means all expenses, other than underwriting discounts and commissions, incurred by the Company in complying with Section 3 or 4 of this Agreement, including, without limitation, all Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsels for the Company, reasonable fees and disbursements of one special counsel for all Holders (if different from counsels to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.

“Registration Statement” means a registration statement prepared on Forms S-1, S-2, S-3, F-1, F-2 or F-3 or any successor form thereto under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Roll-up Transaction” has the meaning set forth in the Shareholders Agreement.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

“Shareholders” has the meaning set forth in the preamble to this Agreement.

“Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.

“Shares” means the Ordinary Shares.

“Underwriters’ Representative” has the meaning set forth in Section 3.5(b) of this Agreement.

2. Registration Rights; Applicability of Rights. The Holders shall be entitled to the following rights with respect to any potential public offering of Ordinary Shares in the United States.

3. Demand Registration.

3.1. Request for Registration on Form Other Than Form F-3. On and after six (6) months after the Registration Statement with respect to the Company’s Initial Public Offering filed by the Company becomes effective, if the Company receives from any of the Shareholders and/or the holders of the Exchange Shares (referred to as the “Initiating Holder”) a request in writing that the Company effect any Registration with respect to the Registrable Securities, the anticipated aggregate proceeds of which would exceed fifty million U.S. Dollars (US$50,000,000) on a form other than Form F-3, subject to the terms of this Agreement, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) as soon as practicable, use its reasonable efforts to effect Registration of the offer and resale of those Registrable Securities (“Demand Registration”) which the Company has been so requested to register, together with all other Registrable Securities which the Company has been requested to register by holders thereof by written request given to the Company within twenty (20) days after receiving written notice from the Company, subject to limitations of this Section 3. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 3.1 (x) after the Company has effected two (2) Registrations pursuant to this Section 3.1 and such Registrations have been declared or ordered effective (and has not been subject to a “stop order” or otherwise withdrawn); (y) after the Company has effected one Registration pursuant to this Section 3.1 during any six (6)-month period; or (z)

if the Initiating Holder proposes to dispose of shares of Registrable Securities that may be immediately Registered on Form F-3 pursuant to a request made pursuant to Section 3.2. The substantive provisions of Section 3.5 shall be applicable to any Registration initiated under this Section 3.1. For the avoidance of doubt, no Permitted Transferee of any Shareholder or any holder of Exchange Shares shall have the right to request any Registration pursuant to this Section 3.1.

3.2. Request for Registration on Form F-3.

(a)	If any Holder requests in writing that the Company file a Registration Statement on Form F-3 (or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which would not be less than ten million U.S. Dollars (US$10,000,000), and the Company is a registrant entitled to use Form F-3 (or any comparable form for a Registration for an offering in a jurisdiction other than the United States) to register the Registrable Securities, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders, and (ii) use its reasonable efforts to cause those Registrable Securities which the Company has been so requested to be Registered, together with all other Registrable Securities which the Company has been requested to Register by holders thereof by written request given to the Company within twenty (20) days after written notice from the Company, for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request, subject to limitations of this Section 3. In addition,

(x) The Company shall not be required to effect more than eight (8) Registrations pursuant to this Section 3.2 and shall not be required to effect more than one (1) Registration pursuant to this Section 3.2 in any three-month period; or

(y) In lieu of the Company’s obligation set forth in the preceding Clause (x), if requested by the Initiating Holders and if the Company is to offer its securities, the Company shall file a Registration Statement on Form F-3 for an offering on a continuous basis pursuant to Rule 415 under the Securities Act and, if the Company is a Well-Known Seasoned Issuer (as defined in Rule 405 under the Securities Act), such Registration Statement on Form F-3 shall be on an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act). The Company may, in its sole discretion, include its securities other than Registrable Securities in such Registration Statement, subject to the last clause in Section 3.4 hereof. The Initiating Holders may request the Company to file a Registration Statement pursuant to this Clause (y) only if at the time of such request, there is no unexpired Registration Statement filed pursuant to this Clause (y).

(b)	The substantive provisions of Section 3.5 shall be applicable to each Registration initiated under this Section 3.2.

3.3. Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 3:

(a)	within one hundred eighty (180) days after the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan); or

(b)	if the Company furnishes to those Holders a certificate signed by the chief executive officer or chairman of the board of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use its reasonable efforts to file a Registration Statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file the registration by that Holder; provided, that the Company shall not exercise the right to delay a request contained in this Section 3.3(b) more than twice in any twelve (12)-month period, and provided further, that during such ninety (90)-day period, the Company shall not file a Registration Statement with respect to any public offering of securities of the Company.

3.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Holders under this Section 3 may, subject to the provisions of Section 3.5, include securities of the Company other than Registrable Securities. If the Company, officers or directors of the Company holding securities other than the Registrable Securities, or holders of securities other than the Registrable Securities, request inclusion of other securities of the Company held thereby in the Registration, the Initiating Holders, subject to Section 3.2(a)(y), to the extent they deem advisable, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than the Registrable Securities, that their securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 3. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 4 of this Agreement rather than this Section 3, and it shall not count as a Registration for purposes of this Section 3.

3.5. Underwriting in Demand Registration.

(a)	Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3, and the Company shall include that information in the written notice referred to in Section 3.1 or 3.2 of this Agreement, as applicable. The right of any Holder to Registration pursuant to this Section 3 shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting to the extent provided herein.

(b)	Selection of underwriter in Demand Registration. The Company shall (together with all Holders proposing to distribute their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriter or, if more than one, the lead underwriter acting as the representative of the underwriters (the “Underwriters’ Representative”) selected for the underwriting by the Company in consultation with the Initiating Holders in the proposed offering.

(c)	Marketing Limitation in Demand Registration. Notwithstanding any other provision of this Section 3, in the event the Underwriters’ Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities requested to be included in the Registration by all such selling Holders (including the Initiating Holders), provided, however, that the number of shares of Registrable Securities to be included in any such underwriting held by Holders shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is a venture capital fund, partnership or corporation, the Affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, or any Permitted Transferee of such Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. In no event shall the number of the Registrable Securities included in any such underwriting be reduced to less than 30% of the numbers of the Registrable Securities requested to be included. Any Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.5(c) shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(d)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters’ Representative proposing to distribute their securities through the underwriting, delivered at least twenty (20) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

3.6. Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 3, the Company shall exercise its reasonable efforts to register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities, except for any particular jurisdiction (other than the United States or any jurisdiction on which the Registrable Securities are being proposed to be listed) in which the Company would be required solely as a result of such Registration to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction.

4. Company Registration.

4.1. Notice of Company Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to register any of its Ordinary Shares (either for its own account, for the account of a security holder or both), the Company shall (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws), and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of the written notice from the Company. The decision by any Holder to participate in any Registration pursuant to this Section 4.1 shall not constitute a request for a Demand Registration pursuant to Section 3.

4.2. Underwriting in Company Registration.

(a)	Notice of Underwriting in Company Registration. If the Registration of which the Company gives notice is for a Registered Public Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 4.1. In this event, the right of any Holder to Registration shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 4. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the Underwriters’ Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 4.

(b)	Marketing Limitation in Company Registration. In the event the Underwriters’ Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 4 in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters’ Representative (subject to the allocation priority set forth in Section 4.2(c)) may:

(i)	in the case of an Initial Public Offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Registered Public Offering subsequent to the Initial Public Offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 35% of the aggregate securities included in the Registration.

(c)	Allocation of Shares in Company Registration. In the event that the Underwriters’ Representative limits the number of shares to be included in a Registration pursuant to Section 4.2(b), the number of Registrable Securities to be included in the Registration shall be allocated, first, to the Company; second, to all Holders requesting inclusion of their respective Registrable Securities in such Registration Statement on a pro rata basis based on the number of Registrable Securities requested to be included in the Registration by all such selling Holders; and third, to any other shareholders of the Company requesting inclusion of their shares in the Registration, provided, however, that the number of Registrable Securities to be included in any such underwriting held by the Holders shall not be reduced unless all shares that are not Registrable Securities are first entirely excluded from the underwriting. For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities that is a venture capital fund, partnership or corporation, the Affiliated venture capital funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, or any Permitted Transferred of such Holder shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 4.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Company Registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters’ Representative delivered at least twenty (20) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)

Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 4 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 5 hereof.

5. Expenses of Registration. All Registration Expenses incurred in connection with each of the Registrations pursuant to Sections 3.1, 3.2 and 4 shall be borne by the Company . All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of securities so Registered.

6. Assignability of Registration Rights; Termination of Registration Rights; Limitation on Subsequent Registration Rights

6.1. Assignability of Registration Rights. Each Shareholder may assign its rights under this Agreement , at its option, in whole or in part, to any other Shareholder or any Permitted Transferee of such Shareholder, subject to the last clause in Section 3.1. No other Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company and the Shareholders.

6.2. Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 3 and 4 of this Agreement and to receive notices pursuant to Section 3 of this Agreement, shall terminate on the earlier of (i) five (5) years after the closing of a Qualified IPO and (ii) with respect to each Holder, after a Qualified IPO, the date on which such Holder ceases to hold any Shares.

6.3. Subsequent Registration Rights . After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights.

7. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)	(i) prepare and file a Registration Statement with the Commission which (x) shall be on Form F-1 or Form F-3 (or any successors to such forms), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and all other information reasonably requested by the Underwriters’ Representative to be included therein, (ii) use its reasonable efforts to cause such Registration Statement to become effective and remain effective for up to one hundred and eighty (180) days or, if earlier, until the Holder or Holders have completed the distribution thereto and (iii) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)	subject to Section 7(a), prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

(c)	furnish to each Holder for which the Registrable Securities are being registered and to each underwriter of an underwritten offering of the Registrable Securities, if any , without charge, as many copies of each Prospectus, including, without limitation, each preliminary Prospectus, each free-writing Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including, without limitation, each preliminary Prospectus and each free-writing Prospectus, by each Holder for which the Registrable Securities are being registered and each underwriter of an underwritten offering of the Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus or the free-writing Prospectus, as applicable;

(d)	(i) use its reasonable efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the Commission, under all applicable state securities or Blue Sky laws of such jurisdictions as each underwriter, if any, or any Holder having Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use its reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any , and any such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities the registration of which such Holder is requesting; provided, however, that the Company shall not be obligated to qualify to do business or to a file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or the listing rules of the relevant stock exchange on which the Registrable Securities are being proposed to be listed;

(e)	notify each Holder for which the Registrable Securities are being registered promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)	furnish counsels for each such underwriter, if any, and for the Holders for which the Registrable Securities are being registered, copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(g)	use its reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)	upon request, furnish to the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder for which the Registrable Securities are being registered, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)	upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading;

(j)	enter into customary agreements (including, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

(i)	make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)	obtain opinions of counsels to the Company and updates thereof (which counsels and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters’ Representative, if any, and the majority Holders of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)	obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of the Registrable Securities, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with firm commitment underwritten offerings;

(iv)	to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of the Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

(v)	deliver such customary documents and certificates as may be reasonably requested by the majority Holders of the Registrable Securities being sold or by the Underwriters’ Representative, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

(k)	make available for inspection by representatives of the selling Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(l)	(i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the selling Holders of the Registrable Securities and to counsel to such Holders and to the underwriter or underwriters, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request and not file any such document in a form to which the majority Holders of the Registrable Securities being registered or any underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders for which the Registrable Securities are being registered or any underwriter available for discussion of such document; (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the selling Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(m)	cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange, the NASDAQ Global Market or any other securities exchange on which securities of the same class issued by the Company are then so qualified or listed;

(n)	otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(o)	cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

(p)

use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the majority Holders of the Registrable Securities covered by a Registration Statement or the lead managing underwriter of an underwritten offering; provided that the Company shall not be required to make road show presentations in connection with any Public Offering of the Registrable Securities that would not reasonably be expected to have an aggregate value of at least US$50,000,000.

Each selling Holder of the Registrable Securities as to which any Registration is being effected pursuant to this Agreement agrees, as a condition to the Registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of the Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.

8. Indemnification.

8.1. Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, agents, legal counsel for the Holders, and each Person Controlling that Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, partners, agents and each Person who Controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus or other document incident to any Registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein (in the case of a Registration Statement) or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance; and the Company shall reimburse as incurred each such Holder, each underwriter, each of their respective officers, directors, partners, agents, legal counsels, and each Person who Controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 8.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter, if any, and stated to be specifically for use in connection with the offering of securities of the Company.

8.2. Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if the Registrable Securities held by that Holder are included in the offer and sale of the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who Controls the Company or underwriter within the meaning of the Securities Act, and each other Holder selling securities under such Registration, each of its such other Holder’s, officers, directors, and constituent partners, and each Person Controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, prospectus, or other document incident to any Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein (in the case of a Registration Statement) or necessary in order to make the statements made therein (in the case of a Prospectus), in light of the circumstances under which they were made) not misleading, or any violation (or alleged violation) by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company as incurred, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or Control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 8.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) provided further, that each Holder will be liable in any case solely to the extent that such Damages arise out of and are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, Prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated specifically to be for use in connection with the offering of securities of the Company, and provided, further, that each Holder’s liability under this Section 8.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.

8.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 8, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party.

The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 8, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 8.

8.4. Contribution. If the indemnification provided for in this Section 8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission.

8.5. Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

8.6. Survival of Obligations. The obligations of the Company and Holders under this Section 8 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement or otherwise.

9. Lock-Up. Each Holder hereby agrees that, if requested by the Company and the Underwriters’ Representative (if any) in connection with the Company’s initial public offering, the Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriters’ Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriters’ Representative; provided, that, each Holder will agree to such lock-up period only if all executive officers and directors of the Company and all other holders of at least 5% of the Company’s voting securities enter into similar agreements.

10. Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;

(b)	take all reasonable action, including the voluntary Registration of its Ordinary Shares under Section 7 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 10 with a view to making, available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.

11. Compliance with Sarbanes-Oxley Act. The Company covenants that it will fully comply with all the requirements of the United States Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the Commission and any other applicable laws, in each case to the extent applicable to the Company.

12. Miscellaneous.

12.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

12.2. Dispute Resolution Forum.

(a) If there is any dispute, claim or controversy arising from, related to or in connection with this Agreement, or the breach, termination or invalidity hereof, the Parties shall first attempt to resolve such dispute, controversy or claim through friendly consultations. If the dispute, claim or controversy is not resolved through friendly consultations within thirty (30) days after a Party has delivered a written notice to another Party requesting the commencement of consultation, then the dispute, claim or controversy shall be finally settled by arbitration conducted by the International Chamber of Commerce (the “ICC”) in accordance with the Arbitration Rules of the ICC then in effect and as may be amended by the rest of this Section 12.2 (the “Rules”). There shall be three arbitrators of whom the Shareholder, on the other hand, and the Company, on the other hand, shall each nominate one (1) in accordance with the Rules. The two named arbitrators shall nominate the third arbitrator within thirty (30) days of the nomination of the second arbitrator. If any arbitrator has not been named within the time limits specified in the Rules, such appointment shall be made by the International Court of Arbitration of the ICC upon the written request of either Party within thirty (30) days of such request. The arbitration shall be held and the award shall be rendered in Hong Kong. The arbitration proceeding shall be conducted and the award shall be rendered in the Chinese and English languages. Each Party shall cooperate in good faith to expedite (to the maximum extent practicable) the conduct of any arbitral proceedings commenced under this Agreement.

(b) The award shall be final and binding upon the Parties, and shall be the exclusive remedy between the Parties regarding any claims, counterclaims, issues, or accountings presented to the arbitral tribunal. To the fullest extent allowed by applicable Law, each Party hereby waives any right to appeal such award. Judgment upon the award may be entered in any court having jurisdiction thereof, and for purposes of enforcing any arbitral award made hereunder, each Party irrevocably submits to the jurisdiction of any court sitting where any of such Party’s material assets may be found. Any arbitration proceedings, decisions or awards rendered hereunder shall be governed by the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards of June 10, 1958, as amended, and the Parties agree that any award rendered hereunder shall not be deemed a domestic arbitration under the laws of any jurisdiction.

(c) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies in aid of arbitration as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to request the court to grant provisional remedies and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

(d) The costs of the arbitration, as defined in the Rules, shall be allocated between the Parties by the arbitrators and shall be set forth in the arbitral award. Any amounts subject to the dispute, controversy or claim that are ultimately awarded to a Party under this Section 12.2 shall bear interest at the rate of five (5%) percent per annum from the earlier of (i) the date of the request for arbitration and (ii) the date such amount would have become due and owing but for the dispute, controversy or claim until the date the arbitral award is paid in full.

12.3. Specific Performance. Each Party hereby acknowledges that the remedies at law of the other Parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any Party, without posting any bond, and in addition to all other remedies that may be available, shall be entitled in accordance with Section 12.2(c) to seek equitable relief in the form of specific performance, injunctions or any other equitable remedy.

12.4. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

12.5. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

12.6. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or courier services to the Parties at the following addresses or facsimile numbers:

If to the Company, to:

Beida Jade Bird Building

No. 207 Chengfu Road

Haidian District, Beijing 100871

People’s Republic of China

Facsimile No.: +86 (10) 8266-7065

Attn: Yang Ming

If to Crescent Jade, to:

Crescent Point Group

One George Street, #15-04

Singapore 049145

Facsimile No.: +65 6223-5992

Attn: James Wong

If to BVI Companies, to:

Beida Jade Bird Building

No. 207 Chengfu Road

Haidian District, Beijing 100871

People’s Republic of China

Facsimile No.: +86 (10) 8266-7065

Attn: Mr. Yang Ming

If to Superway Enterprises, to:

c/o Simpson Thacher & Bartlett LLP

ICBC Tower, 35/F

3 Garden Road

Hong Kong, China

Facsimile No.: +852-2869-7694

Attn: Mr. Leiming Chen

If to Solid Gain, to:

c/o Simpson Thacher & Bartlett LLP

ICBC Tower, 35/F

3 Garden Road

Hong Kong, China

Facsimile No.: +852-2869-7694

Attn: Mr. Leiming Chen

If to Aptech, to:

Aptech Limited

A 65, Aptech House

MIDC, Marol

Andheri (East)

Mumbai – 400 093

Attention: Mr. T. K. Ravishankar

Fax: +91-22-28272399

If to MCO2, to:

Aptech Investment Enhancers Limited

Les Cascades

Edith Cavell Street

Port Louis

Republic of Mauritius

Attention: Mr. Ninad Karpe

Fax: +230-212-9833

If to SBI, to:

Scotia Centre, 4th Floor, P.O. Box 2804

George Town, Grand Cayman KY1-1112

Cayman Islands

Attention: Mr. Zhong Zheng

Fax: (+86) 10-85712272

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon on the date of transmission with receipt of a transmittal confirmation, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties.

12.7. Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding not less than a majority of the Registrable Securities (calculated on an as-converted basis).

12.8. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12.9. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Shareholders relative to the subject matter of this Agreement. Any previous agreement, whether written or oral, between the Company and the Shareholder concerning the subject matter of this agreement or registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and permitted assigns of the Parties.

12.10. Obligation of Aptech. Aptech and MCO2 shall be jointly and severally liable with respect to any and all obligations of MCO2 under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

THE COMPANY:

Beijing Jadebird IT Education Company Limited

By:
Name:
Title:

THE BVI COMPANIES:

Power Step Group Limited

By:
Name:
Title:

Smart Aim International Limited

By:
Name:
Title:

Great Thrive International Limited

By:
Name:
Title:

Favor Gain Investments Limited

By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

Crescent Jade Limited

By:	/s/ DAVID M. HAND
Name:	DAVID M. HAND
Title:	DIRECTOR

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

Superway Enterprises Limited

By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

Solid Gain Group Limited

By:
Name:
Title:

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

Aptech Limited

By:	/s/ T.K. Ravishankar
Name:	T.K. Ravishankar
Title:	Executive Vice President & CFO

Aptech Investment Enhancers Limited

By:	/s/ Ninad Karpe
Name:	Ninad Karpe
Title:	Director

[Signature Page to Third Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement on the date first written above.

SBI-BDJB Education Limited

By:	/s/ Zhong Zheng
Name:	Zhong Zheng
Title:

Authorized by
SBI-BDJB Education Limited

[Signature Page to Third Amended and Restated Registration Rights Agreement]